Exhibit 99.1

iBio Reports Fiscal Year 2025 Financial Results and Provides Corporate Update

San Diego, California / September 5, 2025 / (GLOBE NEWSWIRE) / iBio, Inc. (NASDAQ:IBIO), an AI-driven innovator of precision antibody therapies, today announced its financial results for the fiscal year ended June 30, 2025, and provided a corporate update on its progress.

“This fiscal year has been transformative for iBio as we advanced both our pipeline and corporate strategy,” said Martin Brenner, Ph.D., DVM, Chief Executive Officer and Chief Scientific Officer of iBio. “We began building a differentiated preclinical portfolio in cardiometabolic diseases and obesity, highlighted by IBIO-610, an activin E-targeting antibody with compelling preclinical data supporting high-quality fat loss with muscle preservation, and IBIO-600, our long-acting anti-myostatin antibody. In parallel, we unveiled an additional innovative program, a bispecific antibody against myostatin and activin A, further expanding our next-generation antibody pipeline.  Under our collaboration with AstralBio, we discovered a novel amylin receptor antibody. On the corporate side, our successful transfer of the listing of our common stock to Nasdaq, strengthened balance sheet, and the addition of successful industry leaders to our Board and management team have positioned iBio for long-term growth. And we are grateful our science was recently recognized by life sciences investors who participated in our recently closed offering to help us advance our innovative technologies. We remain committed to delivering transformative therapies to patients while driving sustainable value for our shareholders.”

Progress on Cardiometabolic and Obesity Pre-Clinical Pipeline:

●	Identified all four targets under the original multi-target discovery collaboration entered with AstralBio, Inc. (“AstralBio”) in April 2024, focused on genetically validated pathways in obesity and cardiometabolic disease, and amended the collaboration agreement in April 2025 to add a fifth target.
●	In-licensed IBIO-600 and IBIO-610 from AstralBio, securing full development and commercialization rights to two of the company’s most advanced assets.
●	Progressed IBIO-600, iBio’s differentiated long-acting anti-myostatin antibody designed for subcutaneous administration, through a non-GLP non-human primate (NHP) pharmacokinetics (PK) study whose data demonstrated extended half-life and dose-dependent muscle growth.
●	Achieved development candidate nomination of IBIO-610, an activin E-targeting antibody, based on strong preclinical data from a 4-week study in diet-induced obese mice demonstrating a 26% reduction in fat mass and no measurable loss of lean mass. These findings demonstrate the potential of IBIO-610 for fat-selective weight loss.
●	iBio initiated an NHP study for IBIO-610 to evaluate pharmacokinetics and early signs of efficacy in obese and elderly NHPs, including its impact on fat and body composition.
●	Initiated a program leveraging iBio’s Machine-Learning Antibody Engine to develop a bispecific antibody targeting myostatin and activin A, and aimed at weight loss promotion, muscle preservation, and weight regain prevention.

●	As part of iBio’s collaboration with AstralBio, itunveiled and demonstrated in vivo proof-of-concept for an amylin receptor antibody program with potential to deliver quality weight loss, favorable gastrointestinal tolerability, and lean mass preservation. Studies in a mouse model of obesity demonstrated reduced acute food intake by 60% (p<0.05), comparable to the reduction in food intake from a clinically advanced dual amylin and calcitonin receptor agonist (DACRA) peptide (67%).

Corporate Developments:

●	Began trading on the Nasdaq Stock Market under the ticker symbol “IBIO,” marking a significant corporate milestone and enhancing visibility, improving trading liquidity, and aligning with the company’s strategy to attract long-term institutional investors.
●	Raised $6.2 million in gross proceeds through a warrant inducement transaction with institutional investors, strengthening the company’s balance sheet and providing additional working capital to support advancements in its pipeline.
●	Recently completed a $50 million underwritten public offering of pre-funded warrants and common warrants, with potential for an additional $50 million in gross proceeds upon full exercise of the common warrants, for total potential gross proceeds of up to $100 million.
●	Expanded the Board with biotech industry veterans, David Arkowitz and António Parada, who bring deep sector experience and proven leadership in capital markets and antibody discovery and development.
●	Bolstered the executive team with the hiring of Kristi Sarno, Senior Vice President of Business Development, to lead partnering efforts, drive pipeline growth, and accelerate external innovation.

“In fiscal year 2025, we combined disciplined expense management with valuable funding initiatives to advance research and development of our obesity and cardiometabolic disease pipeline,” said Felipe Duran, Chief Financial Officer of iBio. “We secured non-dilutive funding through collaboration revenue and a warrant inducement transaction, allowing us to enter fiscal year 2026 well-positioned to execute on our growth strategy and support development of our clinical drug candidates IBIO-600 and IBIO-610.

Financial Results:

Revenues for the fiscal year ended June 30, 2025, were approximately $0.4 million, an increase of $0.2 million over fiscal year 2024.

Research and Development (“R&D”) expenses for the fiscal year ended June 30, 2025, and June 30, 2024, were $8.3 million and $5.2 million, respectively, an increase of approximately $3.1 million. The increase in R&D expenses is mainly due to increased spending on consultants and outside services, and consumable supplies as a result of advancing research activities to support the company’s IBIO-600, IBIO-610 and other preclinical pipeline assets.

General and Administrative expenses for the fiscal year ended June 30, 2025, and June 30, 2024, were approximately $10.7 million and $11.7 million, respectively, a decrease of $1.0 million. The decrease is mainly attributable to a reduction in personnel-related costs, lower insurance premiums due to negotiated rates, and a decrease in depreciation, partially a reduction in legal fees, offset by increased franchise taxes and travel expenses.

iBio held cash, cash equivalents and restricted cash of $8.8 million as of June 30, 2025.

About iBio, Inc.

iBio (Nasdaq: IBIO) is a cutting-edge biotech company leveraging AI and advanced computational biology to develop next-generation biopharmaceuticals for cardiometabolic diseases, obesity, cancer and other hard-to-treat diseases. By combining proprietary 3D modeling with innovative drug discovery platforms, iBio is creating a pipeline of breakthrough antibody treatments to address significant unmet medical needs. Our mission is to transform drug discovery, accelerate development timelines, and unlock new possibilities in precision medicine. For more information, visit www.ibioinc.com or follow us on LinkedIn.

FORWARD-LOOKING STATEMENTS

Certain statements in this press release constitute “forward-looking statements” within the meaning of the federal securities laws. Words such as “may,” “might,” “will,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “predict,” “forecast,” “project,” “plan,” “intend” or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. These forward-looking statements are based upon current estimates and assumptions and include statements regarding iBio’s ability to build a differentiated preclinical portfolio in cardiometabolic diseases and obesity; the potential of IBIO-610, an activin E-targeting antibody, to support high-quality fat loss with muscle preservation; the addition of successful industry leaders to the company’s Board and management team positioning iBio for long-term growth; iBio’s ability to drive sustainable value for its shareholders; iBio’s Machine-Learning Antibody Engine program successfully developing a bispecific antibody targeting myostatin and activin A, aimed at weight loss promotion, muscle preservation, and weight regain prevention; the ability of iBio’s in vivo proof-of-concept for an amylin receptor antibody program to deliver quality weight loss, favorable gastrointestinal tolerability, and lean mass preservation; the $6.2 million in gross proceeds from the warrant inducement transaction providing additional working capital to support advancements in its pipeline; the ability of Kristi Sarno, as Senior Vice President of Business Development, to lead partnering efforts, drive pipeline growth, and accelerate external innovation; the company’s ability to advance research and development of its obesity and cardiometabolic disease pipeline; iBio being well-positioned to execute on its growth strategy and support development of its clinical drug candidates IBIO-600 and IBIO-610; the company’s ability to leverage AI and advanced computational biology to develop next-generation biopharmaceuticals for cardiometabolic diseases, obesity, cancer and other hard-to-treat diseases; iBio’s ability to combine its proprietary 3D modeling with its innovative drug discovery platforms to create a pipeline of breakthrough antibody treatments to address significant unmet medical needs; and iBio’s ability to transform drug discovery, accelerate development timelines, and unlock new possibilities in precision medicine. While iBio believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward-looking statements are subject to various risks and uncertainties, many of which are difficult to predict that could cause actual results to differ materially from current expectations and assumptions from those set forth or implied by any forward-looking statements. Important factors that could cause actual results to differ materially from current expectations include, among others, the potential of IBIO-610, an activin E-targeting antibody, to support high-quality fat loss with muscle preservation; the ability of iBio’s in vivo proof-of-concept for an amylin receptor antibody program to deliver quality weight loss, favorable gastrointestinal tolerability, and lean mass preservation; the company’s ability to leverage AI and advanced computational biology to develop next-generation biopharmaceuticals for cardiometabolic diseases, obesity, cancer and other hard-to-treat diseases; iBio’s ability to combine its proprietary 3D modeling with its innovative drug discovery platforms to create a pipeline of breakthrough antibody treatments to address significant unmet medical needs; iBio’s ability to obtain regulatory approvals for commercialization of its product candidates, or to comply with ongoing regulatory requirements; regulatory limitations relating to iBio’s ability to promote or commercialize its product candidates for specific indications; acceptance of iBio’s product candidates in the marketplace and the successful development, marketing or sale of products; and whether iBio will incur unforeseen expenses or liabilities or other market factors; and the other factors discussed in iBio’s filings with the SEC including its Annual Report on Form 10-K for the year ended June 30, 2025 and its subsequent filings with the SEC on Forms 10-Q and 8-K. The information in this release is provided only as of the date of this release, and iBio undertakes no obligation to update any forward-looking statements contained in this release on account of new information, future events, or otherwise, except as required by law.

Contact:

iBio, Inc.
Investor Relations
ir@ibioinc.com

Ignacio Guerrero-Ros, Ph.D., or David Schull
Russo Partners, LLC
Ignacio.guerrero-ros@russopartnersllc.com
David.schull@russopartnersllc.com
(858) 717-2310 or (646) 942-5604

iBio, Inc. and Subsidiaries

Consolidated Statements of Operations

(In Thousands, except per share amounts)

	Years Ended
	June 30,
	2025	2024

Revenue	$400	$225

Operating expenses:
Research and development	8,312	5,185
General and administrative	10,690	11,674
Total operating expenses	19,002	16,859

Operating loss	(18,602)	(16,634)

Other income (expense):
Interest expense	(212)	(172)
Interest income	437	363
Gain on sale of intellectual property	—	1,000
Total other income	225	1,191

Net loss from continuing operations	(18,377)	(15,443)

Loss from discontinued operations	—	(9,464)

Loss	$(18,377)	$(24,907)

Loss per common share - basic and diluted - continuing operations	$(1.75)	$(4.03)
Loss per common share - basic and diluted - discontinued operations	$—	$(2.47)
Loss per common share - basic and diluted - total	$(1.75)	$(6.50)

Weighted-average common shares outstanding - basic and diluted	10,499	3,831

Share and per share data have been adjusted for June 30, 2024 presented to reflect the one-for-twenty (1:20) reverse stock split effective November 29, 2023.

iBio, Inc. and Subsidiaries

Consolidated Balance Sheets

(In Thousands, except share and per share amounts)

	June 30,	June 30,
	2025	2024

Assets
Current assets:
Cash and cash equivalents	$8,582	$14,210
Subscription receivable	105	—
Promissory note receivable and accrued interest	—	713
Prepaid expenses and other current assets	1,034	749
Total Current Assets	9,721	15,672

Restricted cash	210	215
Promissory note receivable	1,098	1,081
Finance lease right-of-use assets, net of accumulated amortization	68	339
Operating lease right-of-use asset	2,051	2,401
Fixed assets, net of accumulated depreciation	3,163	3,632
Intangible assets, net of accumulated amortization	6,848	5,368
Security deposits	26	26
Total Assets	$23,185	$28,734

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,188	$358
Accrued expenses	1,345	2,028
Finance lease obligations - current portion	53	299
Operating lease obligation - current portion	490	436
Equipment financing payable - current portion	64	178
Term promissory note - current portion	766	218
Insurance premium financing payable	—	123
Contract liabilities	1,200	200
Total Current Liabilities	6,106	3,840

Finance lease obligations - net of current portion	—	53
Operating lease obligation - net of current portion	2,199	2,688
Equipment financing payable - net of current portion	—	63
Term promissory note - net of current portion	—	766
Total Liabilities	8,305	7,410

Stockholders’ Equity
Series 2022 Convertible Preferred Stock - $0.001 par value; 1,000,000 shares authorized at June 30, 2025 and June 30, 2024; 0 shares issued and outstanding as of June 30, 2025 and June 30, 2024	—	—
Common Stock - $0.001 par value; 275,000,000 shares authorized at June 30, 2025 and June 30, 2024; 19,349,201 and 8,623,676 shares issued and outstanding as of June 30, 2025 and June 30, 2024, respectively	19	9
Additional paid-in capital	347,085	335,162
Accumulated deficit	(332,224)	(313,847)
Total Stockholders’ Equity	14,880	21,324
Total Liabilities and Stockholders’ Equity	$23,185	$28,734

Share and per share data have been adjusted for June 30, 2024 presented to reflect the one-for-twenty (1:20) reverse stock split effective November 29, 2023.